Appendix A
US FOODS HOLDING CORP.
NON-EMPLOYEE DIRECTOR DEFERRAL PLAN

1.GENERALLY.

(a)The purpose of the US Foods Holding Corp. Non-Employee Director Deferral Plan (this “Deferral Plan”) is to attract and retain the services of experienced Non-Employee Directors by providing them with opportunities to defer income taxes on their compensation and encouraging them to retain shares of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

(b)The Deferral Plan does not authorize or contemplate any additional shares of Common Stock beyond the Absolute Share Limit authorized under the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “LTIP”), and the Deferral Plan incorporates by reference herein the terms of the LTIP.

(c)Except as otherwise determined by the Board, each Non-Employee Director is eligible to participate in the Deferral Plan.

2.DEFINITIONS.

Unless otherwise defined in the Deferral Plan, capitalized terms used in the Deferral Plan shall have the meanings assigned to them in the LTIP.

(a)“Deferral Date” means the date on which the shares of Common Stock covered by the corresponding RSU were scheduled to be issued to such Non-Employee Director, in either case had such Non-Employee Director not deferred such RSU.

(b)“Deferred RSU” means an RSU that is deferred by a Non-Employee Director pursuant to Section 4.

(c)“RSU” means a Restricted Stock Unit Award granted to a Non-Employee Director pursuant to Section 9 of the LTIP.

3.ADMINISTRATION.

(a)The Deferral Plan shall be administered by the Board. Subject to the terms of the Deferral Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Deferral Plan, the Board shall have full power and authority in its discretion (and in accordance with Code Section 409A with respect to Awards subject thereto) to: (i) determine any limits on Deferred RSUs, including whether to allow Deferred RSUs at any time; (ii) make and enforce such rules, regulations, and procedures, consistent with the terms of the Deferral Plan, as the Board deems necessary or proper for the efficient administration of the Deferral Plan; (iii) interpret the terms and provisions of the Deferral Plan and to decide any and all questions arising under the Deferral Plan, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision; (iv) determine the amounts to be distributed to any Non-

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Employee Director or beneficiary in accordance with the terms of the Deferral Plan and determine the Person or Persons to whom such amounts will be distributed; (v) to allocate or delegate its powers to other Persons; and (vi) to appoint Persons to carry out administrative and recordkeeping functions with respect to the Deferral Plan.

(b)Unless otherwise expressly provided in the Deferral Plan or the LTIP, all rules, regulations, designations, determinations, interpretations, and other decisions under or with respect to the Deferral Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, any other member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(c)No Indemnifiable Person shall be liable for any action taken or omitted to be taken or any determination made with respect to the Deferral Plan or any Deferred RSU hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company as further provided in the LTIP.

(d)To the extent consistent with Code Section 409A, the Board or its designee may delay any settlement until satisfied as to the correctness of the settlement or the Person to receive the settlement or to allow filing in any court of competent jurisdiction for a legal determination of the benefits to be paid and the Person to receive them. The Board specifically reserves the right to correct errors of every sort, and each Non-Employee Director hereby agrees, on his or her own behalf and on behalf of any beneficiary, to any method of error correction specified by the Board or its designee.

4.DEFERRAL ELECTIONS.

(a)A Non-Employee Director may elect to defer receipt of an RSU pursuant to a form approved by the Board and filed with Legal Department’s Corporate Secretary Group (an “Election Form”). Each Election Form will remain in effect only for the specific award designated on such Election Form. An Election Form may provide for a Non-Employee Director to elect to receive distribution of such Non-Employee Director’s Deferral at the following times or such other times as are determined by the Board and consistent with Code Section 409A (but in no event earlier than the applicable Deferral Date): (x) a specified date (which, for the avoidance, of doubt, includes installments), (y) cessation of such Non-Employee Director’s service on the Board or (z) the earlier or the later of a specified date or cessation of such Non-Employee Director’s service on the Board.

(b)An Election Form shall apply to any RSU that is granted to a Non-Employee Director for any period of service that commences following the calendar year in which such Election Form is filed. Notwithstanding the foregoing, a Non-Employee Director who first becomes eligible to participate in the Deferral Plan (including any other plan that is required to be treated as a single plan with the Deferral Plan under Code Section 409A) may file an Election Form during the first 30 days of such eligibility; provided that such Election Form shall apply only to any RSU that is granted to such Non-Employee Director for any period of service that commences after the date that such Election Form is filed.

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(c)A Non-Employee Director whose services with the Company Group have not terminated may make an irrevocable change to the time or form of settlement elected hereunder only if (i) such election is made at least twelve (12) months prior to the date settlement would have otherwise commenced, (ii) the election does not take effect until at least twelve (12) months after applicable Election Form has been executed and delivered, and (iii) the effect of such elections is to defer commencement of such settlement by at least five (5) years. For purposes of this Paragraph 4(c), a series of installment payments (i.e., settlements) is treated as a single payment (i.e., settlement) to be made in the year that the first installment would have otherwise been paid. Such subsequent deferral election shall be made in an Election Form approved by the Board and filed with Legal Department’s Corporate Secretary Group.

(d)Each Deferred RSU shall vest in accordance with the terms of the LTIP and any applicable Award Agreement.

5.DISTRIBUTIONS.

(a)Subject to this Section 5, distribution with respect to a Non-Employee Director’s Deferred RSUs shall be made to such Non-Employee Director in a single, one-time settlement or annual installments (up to the maximum annual installments specified in the applicable Election Form), as applicable, at the time or times specified in the applicable Election Form.

(b)All of a Non-Employee Director’s Deferred RSUs shall be distributed to such Non-Employee Director in a single, one-time settlement on a Change in Control or such Non-Employee Director’s death.

(c)If the Board considers a Non-Employee Director to be one of the Company’s “specified employees” under Code Section 409A at the time of such Non-Employee Director’s cessation of service on the Board, any distribution that otherwise would be made to such Non-Employee Director with respect to a Deferred RSU as a result of such cessation of service shall not be made until the date that is six months after such cessation of service, except to the extent that earlier distribution would not result in such Non-Employee Director’s incurring interest or additional tax under Code Section 409A.

6.AMOUNT OF DISTRIBUTION.

(a)Each Deferred RSU shall be allocated to a separate bookkeeping account (an “Account”) established and maintained by the Board. All Deferred RSUs shall be notionally invested in shares of Common Stock.

(b)In the event that the Board shall determine that any Adjustment Event has occurred, then the Board shall, in respect of such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, with respect to outstanding Deferred RSUs provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate

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adjustment to outstanding Deferred RSUs to reflect such equity restructuring. Any adjustment under this Section 6(b) shall be conclusive and binding for all purposes.

(c)On the distribution date applicable to a Non-Employee Director’s Deferred RSU, such Non-Employee Director shall receive that number of shares of Common Stock equal to the number of notional shares of Common Stock credited to the applicable Account as of such distribution date; provided that such number of shares of Common Stock shall be rounded down to the nearest whole share and any fractional share not then distributed shall be added to the next installment, and that no shares of Common Stock shall be distributed other than as authorized by the LTIP.

7.GENERAL PROVISIONS APPLICABLE TO DEFERRED RSUS.

(a)Except as provided by the Board, no Deferred RSU and no right under any Deferred RSU, shall be assignable, alienable, saleable or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided, however, that, a Non-Employee Director may designate a beneficiary or beneficiaries to exercise the rights of the Non-Employee Director with respect to a Deferred RSU on the death of the Non-Employee Director in accordance with the provisions of the LTIP (including Section 13(h) thereof). Each Deferred RSU, and each right under any Deferred RSU, shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or, if permissible under applicable law, by the Non-Employee Director’s guardian or legal representative. No Deferred RSU, and no right under any Deferred RSU, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(b)All shares of Common Stock or other securities delivered under the Deferral Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Deferral Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such shares of Common Stock or other securities are then listed, and any applicable federal, state or local securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.AMENDMENTS AND TERMINATION.

(a)The Board, in its sole discretion, may amend, suspend or discontinue the Deferral Plan or any Deferred RSU at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Non-Employee Director except to the extent necessary to comply with any provision of federal, state or other applicable law. The Board further has the right, without a Non-Employee Director’s consent, to amend or modify the terms of the Deferral Plan and such Non-Employee Director’s Deferred RSUs to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Non-Employee Director under Code Section 409A.

(b)The Board, in its sole discretion, may terminate the Deferral Plan at any time, as long as such termination complies with then applicable tax and other requirements.

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Distributions of Deferred RSUs outstanding under the Deferral Plan as of the date on which the Deferral Plan is terminated will be made in a single, one-time settlement 12 months after such termination (except in instances of a termination in connection with a Change in Control under Code Section 409A), unless the right to receive a distribution in accordance with the terms of the Deferral Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Deferral Plan.

(c)Such other changes to Deferred RSUs shall be permitted and honored under the Deferral Plan to the extent authorized by the Board and consistent with Code Section 409A.

9.MISCELLANEOUS.

(a)No Non-Employee Director or other Person shall have any claim to be entitled to make a deferral under the Deferral Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or beneficiaries under the Deferral Plan. The terms and conditions of deferrals under the Deferral Plan need not be the same with respect to each Non-Employee Director.

(b)The Company or any member of the Company Group shall be authorized to withhold from any Deferred RSU the amount (in cash, shares of Common Stock or other securities) of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferred RSU and to take such other action as may be necessary or appropriate in the opinion of the Company or any other member of the Company Group to satisfy withholding taxes.

(c)Nothing contained in the Deferral Plan shall prevent the Company or any other member of the Company Group from adopting or continuing in effect other or additional compensation arrangements.

(d)Neither the Deferral Plan nor the opportunity to make a Deferred RSU under the Deferral Plan or any other action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Board or the Company. A Non-Employee Director’s Deferred RSU under the Deferral Plan is not intended to confer any rights on such Non-Employee Director except as set forth in the Deferral Plan. The Company expressly reserves the right at any time to replace or to not nominate a Non-Employee Director without any liability for any claim against the Company for any settlement, payment or distribution except to the extent provided for in the Deferral Plan.

(e)Except as otherwise specifically provided in the LTIP or any Award Agreement, no Non-Employee Director shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(f)The Deferral Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO MAKES A DEFERRAL HEREUNDER IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER

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PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(g)If any provision of the Deferral Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person, or would disqualify the Deferral Plan or any Deferred RSU under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Deferral Plan or such Deferred RSU, such provision shall be stricken as to such jurisdiction, Person or Deferred RSU, and the remainder of the Deferral Plan and such Election Form shall remain in full force and effect.

(h)The Deferral Plan is unfunded. The Deferral Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Non-Employee Director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Deferral Plan. Amounts payable (i.e., settled) under the Deferral Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Non-Employee Director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Non-Employee Director or beneficiary or any other Person have any right to receive any settlement, payment or distribution under the Deferral Plan except as, and to the extent, expressly provided in the Deferral Plan and the applicable Election Form. The Company will not be required to segregate any funds or assets to provide for any distribution under the Deferral Plan; however, funds may be segregated or invested (including in shares of Common Stock) as determined by the Board. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide settlements or payments required under the Deferral Plan shall not serve in any way as security to any Non-Employee Director or beneficiary for the Company’s performance under the Deferral Plan.

(i)The expenses of administering the Deferral Plan shall be borne by the Company Group. The titles and headings of the sections in the Deferral Plan are for convenience of reference only, and in the event of any conflict, the text of the Deferral Plan, rather than such titles or headings, shall control.

(j)The Deferral Plan is intended to comply with the requirements of Code Section 409A, and the provisions of the Deferral Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Code Section 409A, and the Deferral Plan shall be operated accordingly. If any provision of the Deferral Plan or any Election Form would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Code Section 409A), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Unless otherwise provided by the Board in an Election Form or otherwise, in the event that the timing of settlements or payments in respect

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of any Deferred RSU (that would otherwise be considered “deferred compensation” subject to Code Section 409A) would be accelerated upon the occurrence of a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A.

10.TERM OF THE DEFERRAL PLAN. The Deferral Plan shall be effective as of the date on which the Deferral Plan is adopted by the Board.